As filed with the Securities and Exchange Commission on June 29, 1998
                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ALPHANET SOLUTIONS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                   New Jersey
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-2554535
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                      (I.R.S. Employer Identification No.)

               7 Ridgedale Avenue, Cedar Knolls, New Jersey 07927
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              (Address of Principal Executive Offices) (Zip Code)

                          Employee Stock Purchase Plan
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                            (Full Title of the Plan)

                                    Stan Gang
                      President and Chief Executive Officer
                            AlphaNet Solutions, Inc.
               7 Ridgedale Avenue, Cedar Knolls, New Jersey 07927
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                     (Name and Address of Agent For Service)

                                 (973) 267-0088
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          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                              David J. Sorin, Esq.
                               Buchanan Ingersoll
                              500 College Road East
                               Princeton, NJ 08540
                                 (609) 987-6800

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                       Proposed
                                                                       Maximum
                                                      Amount           Offering     Proposed Maximum
              Title Of Securities                      To Be          Price Per         Aggregate          Amount Of
               To Be Registered                     Registered          Share        Offering Price    Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share
   To be issued under the Employee
     Stock Purchase Plan.......................       500,000            $10.84(1)    $5,420,000(1)      $1,599
=========================================================================================================================

(1) Pursuant to Rule 457(h) and Rule 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low price per share of the Registrant's Common Stock as reported on the Nasdaq National Market on June 24, 1998.

                                 ---------------

                                EXPLANATORY NOTE

         This Registration Statement has been filed by AlphaNet Solutions, Inc. (the "Company") in order to register an aggregate of 500,000 shares of Common Stock issuable under the Employee Stock Purchase Plan (the "Plan"). The Plan was adopted by Unanimous Written Consent of the Board of Directors on December 31, 1997 and approved by the shareholders of the Company on May 29, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified by Part I of this Form S-8 will be sent or given to participants in the Plan listed on the cover page of this Registration Statement as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act. Such document(s) are not being filed with the Commission but constitute (taken together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) (the "Section 10(a) Prospectus") of the Securities Act.

         The Company will provide a written statement to each participant of the Plan advising each such participant of the availability without charge, upon written or oral request, of the documents referred to under Item 3 -- "Incorporation of Documents by Reference" which have been incorporated in the
Section 10(a) Prospectus by reference, along with any other documents required to be delivered to employees pursuant to Rule 428(b) promulgated by the Commission under the Securities Act. Whenever updating information is required, the Company shall furnish promptly without charge to each participant in the Plan, upon written or oral request, a copy of all documents containing the applicable information regarding the Plan required by Part I that then constitute part of the Section 10(a) Prospectus, although documents previously furnished need not be re-delivered. Requests for such copies should be directed to the Chief Financial Officer, 7 Ridgedale Avenue, Cedar Knolls, New Jersey 07927. Telephone requests may be directed to (973) 267-0088.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been or will be filed with the Commission are incorporated herein by reference and in the Section 10(a) Prospectus by reference:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997.

                  (c) The description of the Company's Common Stock, $.01 par value, which is contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act in the form declared effective by the Commission on March 20, 1996, including any subsequent amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14A:3-5 of the New Jersey Business Corporation Act permits each New Jersey business corporation to indemnify its directors, officers, employees and agents against expenses and liabilities in connection with any proceeding involving such persons by reason of his being or having been in such capacities or for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful, provided that any such proceeding is not by or in the right of the corporation.

         Section 14A:2-7(3) of the New Jersey Business Corporation Act enables a corporation in its certificate of incorporation to limit the liability of directors and officers of the corporation to the corporation or its shareholders. Specifically, the certificate of incorporation may provide that directors and officers of the corporation will not be personally liable for damages for breach of any duty as a director or an officer, except for liability
(i) for any breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve a knowing violation of law, (iii) as to directors only, under
Section 14A:6-12(1)(a) and (b) of the New Jersey Business Corporation Act, which relates to unlawful declarations of dividends or other distributions of assets to shareholders or the unlawful purchase of shares of the corporation or (iv) for any transaction from which the director or officer derived an improper personal benefit.

         The Registrant's amended and restated certificate of incorporation limits the liability of its directors and officers as authorized by Section 14A:2-7(3).

         Article XI of the Registrant's Amended and Restated By-laws specifies that the Registrant shall indemnify its directors, officers, employees and agents to the extent such parties are a party to any action because he or she was a Director, officer, employee or agent of the Company. The Company has agreed to indemnify such parties for their actual and reasonable expenses if such party acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and such party had no reasonable cause to believe his or her conduct was unlawful. This provision of the By-laws is deemed to be a contract between the Registrant and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the New Jersey Business Corporation Act are in effect, and any repeal or modification thereof shall not offset any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         The Registrant has executed indemnification agreements with each of its directors and officers pursuant to which the Company has agreed to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a Director, officer, employee, agent or fiduciary of the Company.

         The Registrant has obtained liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of the Registrant (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law, or otherwise excluded by such insurance policy.

         For a discussion of certain legal matters which may give rise to the indemnification of the Company's Directors and officers, see "Item 3. Legal Proceedings" of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 incorporated herein by reference (the "Form 10-K"). In connection with such litigation, the Defendants, as defined in the Form 10-K, have made certain claims against certain current and former Directors of the Company. If the parties do not settle such claims, such current and former Directors will seek indemnification from the Company for any expenses and potential damages resulting from this litigation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

      EXHIBIT                              DESCRIPTION
       NUMBER                              -----------
      -------
        4.1           Employee Stock Purchase Plan.

        5             Opinion of Buchanan Ingersoll.

       23.1           Consent of Price Waterhouse LLP.

       23.2 Consent of Buchanan Ingersoll (contained in the opinion filed as Exhibit 5).

       24             Power of Attorney (see "Power of Attorney" below).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Hanover, State of New Jersey, on this 29 day of June, 1998.

                                          ALPHANET SOLUTIONS, INC.

                                          By:    /s/ STAN GANG
                                                 -------------------------------
                                                 Stan Gang President and
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Stan Gang and Robert G. Petoia, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                             TITLE                                 DATE
       ---------                             -----                                 ----
/s/STAN GANG                  President, Chief Executive Officer and       June 29, 1998
----------------------        Director (Principal Executive Officer)
Stan Gang

/s/ROBERT G. PETOIA           Chief Financial Officer (Principal           June 29, 1998
----------------------        Financial and Accounting Officer)
Robert G. Petoia


/s/MICHAEL GANG               Director                                     June 29, 1998
----------------------
Michael Gang

/s/MICHAEL R. BRUCE           Director                                     June 29, 1998
----------------------
Michael R. Bruce

/s/RICHARD S. MILLER          Director                                     June 29, 1998
----------------------
Richard S. Miller

/s/SUSAN H. WOLFORD           Director                                     June 29, 1998
----------------------
Susan H. Wolford

                                  EXHIBIT INDEX

      EXHIBIT                          DESCRIPTION                         PAGE
      NUMBER                           -----------                        NUMBER
      -------                                                             ------
        4.1          Employee Stock Purchase Plan.

        5            Opinion of Buchanan Ingersoll.

       23.1          Consent of Price Waterhouse LLP.

       23.2 Consent of Buchanan Ingersoll (contained in the opinion filed as Exhibit 5).

       24            Power of Attorney (included on signature page).